**STATE OF NEVADA**

*ROSS MILLER*
*Secretary of State*

*SCOTT W. ANDERSON*
*Deputy Secretary for Commercial Recordings*

**OFFICE OF THE**
**SECRETARY OF STATE**

# Certified Copy

July 19, 2012

**Job Number:** C20120720-0128
**Reference Number:**
**Expedite:**
**Through Date:**

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

| Document Number(s) | Description | Number of Pages |
|---|---|---|
| 20120500285-05 | Restated Articles of Incorporation | 3 Pages/1 Copies |

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20120720-0128
You may verify this certificate
online at **http://www.nvsos.gov/**

*090501*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of | Document Number 20120500285-05 |
|---|---|
| [signature] | Filing Date and Time 07/19/2012 2:45 PM |
| Ross Miller Secretary of State State of Nevada | Entity Number C22155-1998 |

# Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation**

**(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)**

**(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)**

1. Name of Nevada entity as last recorded in this office:

Flux Power Holdings, Inc.

2. The articles are: (mark only one box) ☒ **Restated** ☐ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☒ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: 7/17/12

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

**RESTATED**
**ARTICLES OF INCORPORATION**
**OF**
**FLUX POWER HOLDINGS, INC.**

The undersigned hereby certifies:

1. That pursuant to Section 78.403 of the Nevada Revised Statutes this Restated Articles of Incorporation of Flux Power Holdings, Inc. correctly sets forth and consolidates the entire text of the Articles of Incorporation of Flux Power Holdings, Inc., as amended to date.

2. The Articles of Incorporation of Flux Power Holdings, Inc. are hereby restated to read as follows:

**Article I**

The name of the corporation is Flux Power Holdings, Inc.

**Article II**

The principal place of business of the corporation shall be in the County of Clark and in the State of Nevada, but the Board of Directors shall designate other places, either within or without the State of Nevada, where other offices may be established and maintained and where corporate business may be transacted.

**Article III**

Omitted

**Article IV**

The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporation may be incorporated under the laws of the State of Nevada, as they may be amended from time to time, and specifically, but not in limitation thereof for the purpose of developing genetically engineered agricultural and cloning a variety of nursery crops.

**Article V**

There are no limitations of the powers of the corporation.

**Article VI**

The corporation shall have authority to issue one hundred and forty five million shares of Common Stock at par value of $0.001 per share; and five million shares of Preferred Stock at a par value of $0.001.

**Article VII**

The holders of the Common Stock shall not have preemptive rights as to the stock then and thereafter authorized to be issued, including Treasury Stock.

**Article VIII**

The corporation shall be managed by a Board of Directors whose duties and responsibilities are set forth in By-Laws to be adopted by the corporation. The corporation shall have not less than one, nor more than seven Directors.

[Remainder Omitted]

**Article IX**

Omitted

**Articles X**

The Board of Directors of the corporation may from time to time distribute on a pro-rata basis to its shareholders out of the capital surplus of the corporation, a portion of its assets, in cash or property.

**Article XI**

The corporation shall indemnify any person who incurs expenses by reason of the fact that he or she is or was an officer, director, employee of agent of the corporation. This indemnification shall be mandatory on all circumstances in which indemnification is permitted by law.

**Article XII**

The corporation shall indemnify its directors and officers of the corporation from personal liability for lawful acts of the corporation as permitted by law.

3. By resolution of the corporation's Board of Directors, the foregoing Restated Articles of Incorporation has been approved and the undersigned has been duly authorized to execute the same, effective as of July 17, 2012.

IN WITNESS WHEREOF, the undersigned has executed this Restated Articles of Incorporation as of July 18, 2012.

FLUX POWER HOLDINGS, INC.

Chris Anthony, President and Chief Executive Officer